UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): November 7, 2011

RBS GLOBAL, INC.	REXNORD LLC
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Delaware	Delaware
(State of Incorporation or Organization)	(State of Incorporation or Organization)

333-102428-08	033-25967-01
(Commission File Numbers)
01-0752045	04-3722228
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

4701 West Greenfield Avenue Milwaukee, Wisconsin	53214
(Address of Principal Executive Offices)	(ZIP Code)
(414) 643-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 7, 2011, Mark W. Peterson was appointed Senior Vice President and Chief Financial Officer of RBS Global, Inc., Rexnord LLC and Rexnord Corporation (collectively, "Rexnord"). Mr. Peterson, age 40, has served as Vice President and Controller of Rexnord since 2008 and previously served as a Rexnord divisional CFO from 2006 to 2008. Prior to joining Rexnord, Mr. Peterson was Corporate Controller of Gehl Company from 2002 to 2006, and was with APW Limited prior thereto after starting his career at KPMG, where he last held the position of Senior Manager - Audit. Mr. Peterson holds a Bachelor of Business Administration degree in Accounting from the University of Wisconsin - Madison. He is a certified public accountant.

In connection with Mr. Peterson's appointment as Senior Vice President and Chief Financial Officer of Rexnord, the compensation committee approved an increase of Mr. Peterson's annual base salary to $300,000 and a target bonus under Rexnord's Management Incentive Compensation Plan of 50% of his base salary. In addition, Rexnord's compensation committee is expected, when it next makes option grants, to grant to Mr. Peterson options to purchase 20,000 shares of common stock of Rexnord Corporation (subject to the terms and conditions of the option plan and its customary vesting requirements).

Mr. Peterson replaces Michael H. Shapiro as Vice President and Chief Financial Officer; Mr. Shapiro is leaving Rexnord to pursue other opportunities. In connection with that departure, Rexnord entered into a Separation Agreement and Release with Mr. Shapiro, effective as of November 7, 2011, which provides Mr. Shapiro with a separation payment of $193,846, payable in installments over 32 weeks, an additional lump sum payment of $15,500, as well as other benefits consistent with Rexnord's standard policies. The Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Also on November 7, 2011, Rexnord's boards of directors determined that, as a consequence of planned changes over time in his duties, by which George C. Moore, Executive Vice President, is now transitioning into a reduced part-time role, Mr. Moore's responsibilities no longer met those of an "executive officer" and, thus, the boards determined that he was no longer considered an executive officer of the Company as of that date. In connection with his reduced role, effective on November 7, 2011, Mr. Moore also ceased serving as a director of Rexnord LLC. Mr. Moore remains a Rexnord employee.

Effective November 7, 2011, Mr. Peterson was elected a director of Rexnord LLC to fill the position vacated by Mr. Moore.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

10.1    Separation Agreement and Release, dated as of November 7, 2011, by Michael H. Shapiro and Rexnord LLC, RBS Global, Inc. and Rexnord Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 7th day of November 2011.

REXNORD LLC

BY:	/S/ TODD A. ADAMS
Todd A. Adams
President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 7th day of November 2011.

RBS GLOBAL, INC.

BY:	/S/ TODD A. ADAMS
Todd A. Adams
President and Chief Executive Officer